Exhibit 10.21
L-3 COMMUNICATIONS HOLDINGS, INC.
AMENDED AND RESTATED
2008 DIRECTORS STOCK INCENTIVE PLAN
1. Purpose of the Plan
     The L-3 Communications Holdings, Inc. Amended and Restated 2008 Directors Stock Incentive Plan (the “Plan”) is designed:
     (a) to promote the long-term financial interests and growth of L-3 Communications Holdings, Inc. (the “Corporation”) and its Subsidiaries by attracting and retaining Non-Employee Directors with the training, experience and ability to enable them to make a substantial contribution to the success of the Corporation’s business; and
     (b) to further the alignment of interests of Non-Employee Directors with those of the stockholders of the Corporation through opportunities for increased stock, or stock-based, ownership in the Corporation.
2. Definitions
     As used in the Plan, the following words shall have the following meanings:
     (a) “Award” means any award granted pursuant to Section 3.
     (b) “Award Agreement” means an agreement described in Section 6 by the Corporation for the benefit of a Participant, setting forth (or incorporating by reference) the terms and conditions of an Award granted to a Participant.
     (c) “Board of Directors” means the Board of Directors of the Corporation.
     (d) “Code” means the Internal Revenue Code of 1986, as amended.
     (e) “Committee” means the Compensation Committee of the Board of Directors.
     (f) “Common Stock” or “Share” means common stock, par value $.01 per share of the Corporation, subject to adjustments made under Sections 8 and 9 or by operation of law.
     (g) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     (h) “Fair Market Value” means, unless otherwise defined in an Award Agreement, the closing price of the Common Stock as reported on the composite tape of New York Stock Exchange issues (or if, at the date of determination, the Common Stock is not so listed or if the principal market on which it is traded is not the New York Stock Exchange, such other reporting system as shall be selected by the Committee) on the relevant date, or, if no sale of the Common Stock is reported for that date, the next preceding day for which there is a reported sale. The Committee shall determine the Fair Market Value of any security that is not publicly traded, using criteria as it shall determine, in its sole direction, to be appropriate for the valuation.
     (i) “Non-Employee Director” means a director of the Corporation who is not (i) an employee of the Corporation or any of its Subsidiaries, (ii) a director, officer or employee of any entity that owns, beneficially or of record, directly or indirectly, 10% or more of the Common

Stock outstanding on the date of grant of the Award or (iii) a person that owns, beneficially or of record, directly or indirectly, 10% or more of the Common Stock outstanding on the date of grant of the Award.
     (j) “Participant” means a Non-Employee Director to whom one or more grants of Awards have been made and such grants have not all been forfeited or terminated under the Plan.
     (k) “Subsidiary” shall mean any corporation in an unbroken chain of corporations beginning with the Corporation if each of the corporations, or group of commonly controlled corporations, other than the last corporation in the unbroken chain then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
3. Awards
      (a) Type of Awards. Participants may be granted any of the following types of Awards, either singly, in tandem or in combination with other Awards, at such times and for such number of shares of Common Stock as shall be determined from time to time by the Board of Directors (and/or the Committee to the extent such authority is delegated thereto in whole or in part by the Board of Directors):
          (1) Options. An Option is an Award in the form of an option to purchase shares of Common Stock that is not intended to comply with requirements of Section 422 of the Code. The exercise price of each Option granted under this Plan shall not be less than the Fair Market Value of the Common Stock on the date that the Option is granted. No dividend equivalents may be paid on unissued shares of Common Stock underlying an Award of Options.
          (2) Restricted Stock. Restricted Stock is an Award of issued shares of Common Stock (other than Minimum Ownership Stock) that are subject to restrictions on transfer and/or such other restrictions on incidents of ownership as the Committee may determine. Unless otherwise provided by the Committee in the applicable Award Agreement, the vesting period for Awards of Restricted Stock shall be three years following date of grant.
          (3) Restricted Stock Units. A Restricted Stock Unit is an Award of bookkeeping credits that automatically convert into shares of Common Stock upon satisfaction of a stated vesting period or requirement. Restricted Stock Units are not outstanding shares of Common Stock and do not entitle a Participant to voting or other rights with respect to Common Stock; provided, however, that the applicable Award Agreement may provide for the payment of dividend equivalents on unissued shares of Common Stock underlying an Award of Restricted Stock Units, on either a current or deferred or contingent basis, and either in cash or in additional shares of Common Stock.
          (4) Minimum Ownership Stock. Minimum Ownership Stock is an Award of shares of Common Stock that are issued to the Participant in lieu of cash compensation otherwise payable to the Participant in order to satisfy the Corporation’s applicable stock ownership guidelines from time to time in effect. Minimum Ownership Stock shall not be subject to any vesting period or requirement, but may be subject to restrictions on transfer and/or such other restrictions on incidents of ownership as the Committee may determine.

     (b) At or prior to the time of the grant of each Award the Committee shall determine, and shall include or incorporate by reference in the Award Agreement, such other conditions or restrictions on the grant or exercise of the Award as the Committee deems appropriate.
4. Shares of Common Stock Subject to the Plan
     (a) Subject to the provisions of Section 8 and this Section 4, the maximum number of shares of Common Stock that may be issued pursuant to all Awards under the Plan is 300,000. Any unexercised, unconverted or undistributed portion of any expired, cancelled, terminated or forfeited Award, or any alternative form of consideration under an Award that is not paid in connection with the settlement of an Award or any portion of an Award (including any shares under an Award that are not issued in consideration for a cash settlement of equivalent value), shall again be available for Awards under the Plan, whether or not the Participant has received benefits of ownership (such as dividends or dividend equivalents or voting rights) during the period in which the Participant’s ownership was restricted or otherwise not vested. For the avoidance of doubt, the following shares of Common Stock shall not become available for reissuance under the Plan: (1) shares tendered by Participants as full or partial payment to the Corporation upon exercise of Options and (2) shares withheld by, or otherwise remitted to, the Corporation to satisfy a Participant’s tax withholding obligations in connection with an Award.
     (b) Shares of Common Stock deliverable under the terms of the Plan may be, in whole or in part, authorized and unissued shares of Common Stock, or issued shares of Common Stock held in the Corporation’s treasury, or both.
     (c) The Corporation shall at all times reserve a number of shares of Common Stock (authorized and unissued shares of Common Stock, issued shares of Common Stock held in the Corporation’s treasury, or both) equal to the maximum number of shares of Common Stock that may be subject to outstanding Award grants and future Award grants under the Plan.
5. Administration of the Plan
     (a) The Plan shall be administered by the Committee or a subcommittee appointed by the Committee. The Committee may adopt its own rules of procedure, and action of a majority of the members of the Committee taken at a meeting, or action taken without a meeting by unanimous written consent, shall constitute action by the Committee. The Committee shall have the power and authority to administer, construe and interpret the Plan, to make rules for carrying it out and to make changes in such rules. Any such interpretations, rules and administration shall be consistent with the basic purposes of the Plan.
     (b) The participating members of the Committee administering the Plan shall include only those members of the Committee who are “Non-Employee Directors” (as defined in Rule 16b-3 promulgated under the Exchange Act).
     (c) Unless in contravention to any laws, rules and regulations governing the Plan, including the Exchange Act, the Committee may delegate to the chief executive officer and to other senior officers of the Corporation its duties under the Plan subject to such conditions and limitations as the Committee shall prescribe; provided that under no circumstances may the chief executive officer or any other senior officer be delegated any authority (including the authority to approve or award the grant of an Award), except as permitted under New York and Delaware law.

     (d) The Committee may employ attorneys, consultants, accountants, appraisers, brokers or other persons in respect of the administration of the Plan, who may be employees of the Corporation or outside advisers to the Corporation. The Committee, the Corporation, and the officers and directors of the Corporation shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all Participants, the Corporation and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or Award grants, and all members of the Committee shall be fully protected, indemnified and held harmless by the Corporation with respect to any such action, determination or interpretation.
6. Eligibility
     Award grants may be made under this Plan only to Non-Employee Directors of the Corporation. The terms, conditions and limitations of each Award granted under the Plan shall be set forth or incorporated by reference in an Award Agreement, in a form approved by the Committee, consistent, however, with the terms of the Plan; provided, however, that such Award Agreement shall contain or incorporate by reference provisions dealing with the treatment of Awards (including forfeiture or acceleration of vesting of all or a portion of the Award) in the event of the termination, death or disability of a Participant, or a change of control of the Corporation.
7. Limitations and Conditions
     (a) No Option may be exercised, converted or otherwise remain outstanding, more than ten years after the date the Option was initially granted.
     (b) Nothing contained herein shall affect the right of the Corporation or its directors or stockholders to remove any Non-Employee Director in accordance with the Certificate of Incorporation, By-laws of the Corporation or applicable law.
     (c) Other than by will or by the laws of descent and distribution, no benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to do so shall be void, except that Awards may be transferred to and exercised by a family member or family members of a Participant, or transferred to an irrevocable trust or trusts (or other similar estate planning entity or entities) established for the benefit of a Participant and/or one or more of the Participant’s family members. No such benefit shall, prior to receipt thereof by the Participant, be in any manner or subject to attachment, satisfaction or discharge of the debts, contracts, liabilities, engagements, or obligations arising in respect of torts of the Participant. The designation of a beneficiary hereunder shall not constitute a transfer prohibited by the foregoing provisions.
     (d) A Participant shall have no rights as a holder of Common Stock with respect to any unissued securities covered by an Award until the date the Participant becomes the holder of record of these securities. Except as provided in Section 8, no adjustment or other provision shall be made for dividends or other stockholder rights, except to the extent that the Award Agreement provides for dividend equivalents or similar economic benefits.

     (e) During the lifetime of a Participant, an election as to benefits and/or the exercise of Awards may be made only by such Participant or by his or her guardian, trustee or other legal representative, except that Awards may be transferred to and exercised by a family member or family members of a Participant, or transferred to an irrevocable trust or trusts (or other similar estate planning entity or entities) established for the benefit of a Participant and/or one or more of the Participant’s family members.
     (f) Absent express provisions to the contrary, any grant of Awards under this Plan shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Corporation or its Subsidiaries and shall not affect any benefits under any other benefit plan of any kind now or subsequently in effect under which the availability or amount of benefits is related to level of compensation. This Plan is not a “Retirement Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.
     (g) Unless the Committee determines otherwise, no benefit, Award or other promise under the Plan shall be secured by any specific assets of the Corporation or any of its Subsidiaries, nor shall any assets of the Corporation or any of its Subsidiaries be designated as attributable or allocated to the satisfaction of the Corporation’s obligations under the Plan or any applicable Award Agreement.
8. Adjustments
     If there shall occur any recapitalization, stock split (including a stock split in the form of a stock dividend), reverse stock split, merger, combination, consolidation, or other reorganization or any extraordinary dividend or other extraordinary distribution in respect of the Common Stock (whether in the form of cash, Common Stock or other property), or any split up, spin off, extraordinary redemption, or exchange of outstanding Common Stock, or there shall occur any other similar corporate transaction or event in respect of the Common Stock, or a sale of substantially all the assets of the Corporation as an entirety, then the Committee shall, in the manner and to the extent, if any, as it deems appropriate and equitable to the Participants and consistent with the terms of this Plan, and taking into consideration the effect of the event on the holders of the Common Stock:
     (a) proportionately adjust any or all of:
          (1) the number and type of shares of Common Stock which thereafter may be made the subject of Awards (including the specific maxima and numbers of shares of Common Stock set forth elsewhere in this Plan),
          (2) the number and type of shares of Common Stock, other property or cash subject to any or all outstanding Awards,
          (3) the grant, purchase or exercise price, or conversion ratio of any or all outstanding Awards, or of the Common Stock or other property underlying the Awards,
          (4) the securities, cash or other property deliverable upon exercise or conversion of any or all outstanding Awards, or

          (5) any other terms as are affected by the event; and/or
     (b) provide for:
          (1) an appropriate and proportionate cash settlement or distribution, or
          (2) the substitution or exchange of any or all outstanding Awards, or the cash, securities or property deliverable on exercise, conversion or vesting of the Awards.
     The Committee shall act prior to an event described in this Section 8 (including at the time of an Award by means of more specific provisions in the Award Agreement) if deemed necessary or appropriate to permit the Participant to realize the benefits intended to be conveyed by an Award in respect of the Common Stock in the case of an event described in this Section 8.
9. Change in Control
     The Committee may, in the Award Agreement, provide for the effect of a Change in Control (as defined in the L-3 Communications Holdings, Inc. 2008 Long Term Performance Plan, as amended or replaced from time to time) on an Award. Such provisions may include, but are not limited to any one or more of the following with respect to any or all Awards: (i) the specific consequences of a Change in Control on the Awards; (ii) a reservation of the Committee’s right to determine in its discretion at any time that there shall be full acceleration or no acceleration of benefits under the Awards; (iii) that only certain or limited benefits under the Awards shall be accelerated; (iv) that the Awards shall be accelerated for a limited time only; or (v) that acceleration of the Awards shall be subject to additional conditions precedent (such as a termination of employment following a Change in Control).
     In addition to any action required or authorized by the terms of an Award, the Committee may take any other action it deems appropriate to ensure the equitable treatment of Participants in the event of a Change in Control, including but not limited to any one or more of the following with respect to any or all Awards: (i) the acceleration or extension of time periods for purposes of exercising, vesting in, or realizing gain from, the Awards; (ii) the waiver of conditions on the Awards that were imposed for the benefit of the Corporation, (iii) provision for the cash settlement of the Awards for their equivalent cash value, as determined by the Committee, as of the date of the Change in Control; or (iv) such other modification or adjustment to the Awards as the Committee deems appropriate to maintain and protect the rights and interests of Participants upon or following the Change in Control. The Committee also may accord any Participant a right to refuse any acceleration of exercisability, vesting or benefits, whether pursuant to the Award Agreement or otherwise, in such circumstances as the Committee may approve.
     Notwithstanding the foregoing provisions of this Section 9 or any provision in an Award Agreement to the contrary, if any Award is accelerated to a date that is less than six months after the date of the Award, the Committee may prohibit a sale of the underlying Common Stock (other than a sale by operation of law in exchange for or through conversion into other securities), and the Corporation may impose legend and other restrictions on the Common Stock to enforce this prohibition.

10. Amendment and Termination
     (a) The Committee shall have the authority to make such amendments to any terms and conditions applicable to outstanding Awards as are consistent with this Plan; provided that, except for adjustments under Section 8 hereof, no such action shall modify any such Award in a manner adverse to the Participant without the Participant’s consent; provided further that, no amendment or cancellation of an Award may effect a Repricing of such Award, except in connection with an adjustment pursuant to Sections 8 or 9. A “Repricing” means any of the following: (i) changing the terms of an Award to lower its exercise price or base price, (ii) cancelling an Award with an exercise price or base price in exchange for other Awards with a lower exercise price or base price, or (iii) cancelling an Award with an exercise price or base price at a time when such price is equal to or greater than the Fair Market Value of the underlying Common Stock in exchange for other Awards, cash or property.
     (b) The Board of Directors may at any time amend, suspend or terminate this Plan, subject to any stockholder approval that may be required under applicable law. Notwithstanding the foregoing, no such action, other than an action under Section 8 or 9 hereof, may be taken that would modify an outstanding Award in a manner adverse to the Participant without the Particpant’s consent, change the requirements relating to the Committee, or (without obtaining stockholder approval) extend the term of the Plan.
11. Purchase or Exercise Price; Withholding
     The exercise or purchase price (if any) of the Common Stock issuable pursuant to any Award and the withholding obligation, if any, under applicable tax laws shall be paid at or prior to the time of the delivery of such Common Stock in cash or, subject to the Committee’s express authorization and the restrictions, conditions and procedures as the Committee may impose, any one or combination of (i) cash, (ii) the delivery of shares of Common Stock, or (iii) a reduction in the amount of Common Stock or other amounts otherwise issuable or payable pursuant to such Award. In the case of a payment by the means described in clause (ii) or (iii) above, the Common Stock to be so delivered or offset shall be determined by reference to the Fair Market Value of the Common Stock on the date as of which the payment or offset is made.
12. Effective Date; Duration
     This Plan has been adopted by the Board of Directors of the Corporation. This Plan shall become effective upon and shall be subject to the approval of the stockholders of the Corporation. Subject to Section 10(b), this Plan shall remain in effect until any and all Awards under this Plan have been exercised, converted or terminated under the terms of this Plan and applicable Award Agreements. Notwithstanding the foregoing, no Award may be granted under this Plan after April 29, 2018; provided, however, that any Award granted prior to such date may be amended after such date in any manner that would have been permitted hereunder prior to such date.
13. Governing Law
     The validity, interpretation, construction and performance of this Plan and all Award Agreements hereunder shall be governed by, and construed in accordance with, the laws of the State of New York.

14. Severability
     If any provisions of this Plan or any applicable Award Agreement shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.
15. Section 409A
     Notwithstanding other provisions of the Plan or any Award Agreements thereunder, no Award shall be granted, deferred, accelerated, extended, paid out or modified under this Plan in a manner that would result in the imposition of an additional tax under Section 409A of the Code upon a Participant. In the event that it is reasonably determined by the Board or Committee that, as a result of Section 409A of the Code, payments in respect of any Award under the Plan may not be made at the time contemplated by the terms of the Plan or the relevant Award agreement, as the case may be, without causing the Participant holding such Award to be subject to taxation under Section 409A of the Code, the Company will make such payment on the first day that would not result in the Participant incurring any tax liability under Section 409A of the Code.
16. Option Holding Period
     Subject to the authority of the Committee under Sections 8 and 9, and except as otherwise provided by the Committee or as allowed under Rule 16b-3 of the Exchange Act, a minimum six month period shall elapse between the date of initial grant of any Option and the sale of the underlying shares of Common Stock, and the Corporation may impose legend and other restrictions on the Common Stock issued on exercise of the Options to enforce this requirement; provided, however, that such limitation shall not apply to the extent provided by the Committee on account of the Participant’s death, permanent disability or retirement or in the event of a Change in Control.
17. Compliance with Laws; Exculpation and Indemnity
     This Plan, Award Agreements, and the grant, exercise, conversion, operation and vesting of Awards, and the issuance and delivery of shares of Common Stock and/or other securities or property or the payment of cash under this Plan, Awards or Award Agreements, are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal insider trading, registration, reporting and other securities laws and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may be necessary or, in the opinion of counsel for the Corporation, advisable in connection therewith. Any securities delivered under this Plan shall be subject to such restrictions (and the person acquiring such securities shall, if requested by the Corporation, provide such evidence, assurance and representations to the Corporation as to compliance with any of such restrictions) as the Corporation may deem necessary or desirable to assure compliance with all applicable legal requirements.

     Neither the Corporation nor any member of the Board of Directors or of the Committee, nor any other person participating in any determination of any question under this Plan, or in the interpretation, administration or application of this Plan, shall have any liability to any party for any action taken or not taken in good faith under this Plan or for the failure of an Award (or action in respect of an Award) to realize intended tax consequences, to qualify for exemption or relief under Rule 16b-3 or to comply with any other law, compliance with which is not required on the part of the Corporation.
18. Non Exclusivity of Plan
     Nothing in this Plan shall limit or be deemed to limit the authority of the Corporation, the Board or the Committee to grant awards or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority.